                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                        FLOW INTERNATIONAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                        FLOW INTERNATIONAL CORPORATION
- --------------------------------------------------------------------------------
                    (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

                                     N/A
          -------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

                                     N/A
          -------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

                                     N/A
          -------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

                                     N/A
          -------------------------------------------------------------------
     (5)  Total fee paid:

                                     N/A
          -------------------------------------------------------------------
     1 Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     (1)  Amount Previously Paid:

          -------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

         -------------------------------------------------------------------
     (3)  Filing Party:

          -------------------------------------------------------------------
     (4)  Date Filed:

          -------------------------------------------------------------------

                                 PROXY STATEMENT

[FLOW INTERNATIONAL CORPORATION LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AUGUST 30, 1995

     To the Stockholders of Flow International Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Flow International Corporation, a Delaware Corporation, will be held on Wednesday, August 30, 1995, at 10:00 a.m., Pacific Daylight Time, at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98111, for the following purposes as described in the attached Proxy Statement:

     1. To elect three directors to hold office for three-year terms ending at the 1998 Meeting of Stockholders and one director to hold office for a one-year term ending at the 1996 Meeting of Stockholders or until their respective successors are elected and qualified;

     2. To approve the Company's 1995 Long-Term Incentive Compensation Plan;

     3. To transact such other business as may properly come before such meeting or any adjournment thereof.

     Pursuant to the By-Laws, the Board of Directors has fixed the close of business on July 17, 1995, as the record date for determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting.

     So far as Management is aware, no business will properly come before the Annual Meeting other than the matters set forth above.

     IF YOU CANNOT BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD APPOINTING RONALD W. TARRANT, THOMAS A. CROSS AND JOHN S. LENESS, AND EACH OF THEM, AS YOUR PROXIES.

                                           John S. Leness
                                           Secretary

KENT, WASHINGTON
July 27, 1995

                    It is Important That Your Stock be Voted

                                    PROXY STATEMENT

FLOW INTERNATIONAL CORPORATION
23500 - 64TH AVENUE SOUTH
KENT, WASHINGTON 98032


PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 30, 1995

     The following proxy statement is made in connection with solicitation by the Board of Directors of Flow International Corporation (the "Company") of the enclosed proxy for use at the Annual Meeting of Stockholders.

     Shares presented by properly executed proxy in the accompanying form will be voted at the meeting and, where instructions have been given by the stockholder, will be voted in accordance with such instructions. As stated in the proxy, if no instructions are given, the stockholder's shares will be voted according to the recommendations of the Board of Directors. The proxy may be revoked at any time before its exercise by sending written notice of revocation to the Secretary of the Company, or by signing and delivering a proxy which is dated later, or, if the stockholder attends the meeting in person, by giving notice of revocation to the meeting judge.

     At the date of this statement, the only matters that Management intends to present are the election of directors and the approval of the 1995 Long-Term Incentive Plan. If any other matters are properly brought before the meeting, the enclosed proxy gives discretionary authority to the persons named in such proxy to vote the shares in their best judgment.

     The 1995 Annual Report of the Company is enclosed herewith. The approximate mailing date of this proxy material is July 27, 1995.

OUTSTANDING SECURITIES AND VOTING RIGHTS

     The Company has only one class of capital stock outstanding entitled to be voted at the Annual Meeting: Common Stock with voting rights. On July 17, 1995, the record date for determining the stockholders entitled to vote at the Annual Meeting, there were 14,373,744 shares of Common Stock outstanding and entitled to vote.

     The last sale on the record date of the Company's Common Stock, as reported by NASDAQ, was $9.75 per share. Each share entitles the holder to one vote on all matters presented for stockholder approval including one vote for each director. There are no cumulative voting rights. Under Delaware law and the Company's Certificate of Incorporation, the election of directors requires the vote of the plurality of shares present in person or represented by proxy at the meeting and entitled to vote. Accordingly, the indication of an abstention on a proxy or the failure to vote either by proxy or in person will be treated as neither a vote "for" nor "against" the election of any director. Each of the other matters must be approved by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote. Abstention from voting will have the practical effect of voting against these matters since it is one less vote for approval. Broker nonvotes, shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given, will be treated as shares that are present for determining a quorum. Brokers and nominees, under applicable law, may vote shares for which no instructions have been given in their discretion in the election of directors.


2

                                    PROXY STATEMENT

ELECTION OF DIRECTORS
     (Proxy Proposal Number 1)

     According to the Certificate of Incorporation, the Board of Directors shall be composed of no less than five directors (except in the case of unfilled vacancies) and no more than nine directors who, beginning with the 1984 election of directors, were divided (as closely as possible) into three equal classes. The By-Laws provide that the number of directors shall be nine. The Certificate of Incorporation and the By-Laws also provide that the outside directors are to be represented as closely as possible in equal numbers among the three classes.

     At the meeting three directors will be elected to serve for three-year terms expiring on the date of the 1998 Annual Meeting of Stockholders and one director will be elected to serve for a one-year term expiring on the date of the 1996 Annual Meeting of Stockholders. Of the remaining directors, two are serving terms that will not expire until the 1996 Annual Meeting of Stockholders and three are serving terms that will not expire until the 1997 Annual Meeting of Stockholders. Two of the current directors are retiring. Each director elected will continue in office until his or her successor has been elected, or until his or her resignation or removal in the manner provided by the Certificate of Incorporation and the By-Laws of the Company.

     The names of those persons nominated by the Board of Directors for the position of director of the Company and the names of the directors of the Company whose terms will continue after the Annual Meeting are listed below, accompanied by brief biographies. Shares represented by a properly executed proxy in the accompanying form will be voted for such nominees. Discretionary authority is reserved to vote such shares in the best judgment of the persons named in the proxy in the event that any person or persons other than the nominees listed below are to be voted upon at the meeting due to the unavailability of any nominee so listed.

     There are no family relationships between any nominee, director, or executive officer of the Company.

     The affirmative vote of a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote at the meeting, a quorum being present, is required to elect the nominees listed below.

     The names of the nominees for directors and the continuing directors, together with certain information regarding them, are as follows:

NOMINEES (FOR TERMS OF THREE YEARS):

     RON D. BARBARO (age 63) was President of The Prudential Insurance Company of America, responsible for world-wide operations, and he retired in 1992. He was responsible for Prudential's Canadian operation from 1985 to 1990. Mr. Barbaro serves on the Boards of: The Thomson Corporation, Equifax, Inc., The Prudential Life Insurance Company (Canada), The Prudential Insurance Company of America Mutual Funds, Canbra Foods Limited, Clairvest Group, Inc., Addiction Management Systems and Ronald McDonald Children's Charities.

     ARLEN I. PRENTICE (age 57) is Co-Chairperson and Principal of Kibble & Prentice, Inc., which provides insurance and financial consulting services. He has served as a director of the Company since 1993. Mr. Prentice was elected in 1993 to a term expiring with the 1996 Annual Meeting, but he is standing for election for a term expiring in 1998 in order to balance the distribution of directors among the three classes. He has been Chairman or President of Kibble & Prentice for the past twenty-three years. Mr. Prentice serves as a director of Northland Telecommunications Corporation; Western Drug Distributors, Inc.; Starbucks Coffee Company and Percon, Inc.

     DR. J. MICHAEL RIBAUDO (age 53) is Executive Vice President of Healthsouth, a provider of rehabilitation services, and President of its St. Louis division. Dr. Ribaudo joined Healthsouth in January of 1995 when Outpatient Surgery Center, a chain of free-standing ambulatory surgery centers he had founded in 1985, was merged with Healthsouth. He also serves as director of Foot Technology, the Mary Institute and St. Louis County Day School. Dr. Ribaudo graduated from Louisiana State University in 1963 and Louisiana State Medical School in 1967 and has had post graduate training at Emory University, Washington University and New York University.

NOMINEE (FOR TERM OF ONE YEAR):

     JOHN S. CARGILL (age 42) is Vice Chairman of Cargill Detroit Corporation ("Cargill Detroit"). He was appointed Director following the acquisition of the ASI Robotic Systems Division of Cargill Detroit in 1995. Mr. Cargill joined Cargill Detroit in 1972 and was appointed Vice President

                                    PROXY STATEMENT

of Manufacturing in 1983, and Vice Chairman in 1988. He served as President of the ASI Robotic Systems Division from 1990 to 1995. Mr. Cargill has served on the management committees of numerous organizations, including the Board of Directors for Henry Ford Hospital in Detroit and on the Government Relations Board for the National Machine Tool Builders' Association. He is currently on the Board of Directors of The National Center for Manufacturing Sciences (NCMS).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR THE BOARD OF DIRECTORS

CONTINUING DIRECTORS:

     DANIEL J. EVANS (age 69) has been Chairman of Daniel J. Evans Associates, a consulting firm in Seattle, since 1989. Mr. Evans was appointed to the Company's Board of Directors in 1991, and his current term expires with the 1997 Annual Meeting. From 1965 through 1977 Mr. Evans was Governor of the State of Washington. From 1977 through 1983 he was President of The Evergreen State College. In 1983 he was appointed to the United States Senate to fill the seat of the late Senator Henry M. Jackson and won a special election to serve the remaining five years of the term. He did not seek a second term. Mr. Evans chaired the National Academy of Sciences Commission on Policy Options for Global Warming, is co-chair of the Washington Wildlife and Recreation Coalition and provides political analysis on KIRO Radio and Television in Seattle. Mr. Evans serves as director of Washington Mutual Savings Bank, Burlington Northern Inc., Tera Computer Company, Heart Technology, Inc. and Puget Sound Power & Light Co., and as trustee for The Evergreen State College Foundation and Childrens Hospital Foundation. Mr. Evans also serves on the Board of Regents of the University of Washington. Mr. Evans received a B.S. in 1948, and an M.S. in 1949, in civil engineering from the University of Washington.

     RITA A. O'BRIEN (age 53) is President of H.O. Sports, a manufacturer of water skis, ski boards and kneeboards. Ms. O'Brien has served as a director of the Company since 1993. Her term expires with the 1996 Annual Meeting. Before becoming president of H.O. Sports, Ms. O'Brien had spent twenty-five years with the Bell System companies, concluding as Chief Executive Officer for the telephone company serving Rhode Island. Ms. O'Brien served for ten years as a trustee of Massachusetts Institute of Technology and for ten years as a trustee of Whitman College. She received a B.A. from Whitman College in 1963, a Masters of Science in Operations Research from Stanford University in 1968 and a Masters of Science in Business from M.I.T. in 1977.

     KENNETH M. ROBERTS (age 48) is President and Chief Investment Officer of Ken Roberts Investment Management, Inc., an investment advisory firm. Mr. Roberts is also President and Chief Executive Officer of Ken Roberts Financial Services, Inc. Mr. Roberts was, until November 1994, President and Chief Investment Officer of Ken Roberts Advisory Group, an investment advisory firm and subsidiary of the Spokane, Washington, office of Smith Barney Shearson, Inc. Mr. Roberts was appointed to the Company's Board of Directors in 1991, and his current term expires with the 1997 Annual Meeting. From 1981 to 1991 he was Vice President of Shearson Asset Management and Foster & Marshall Management, investment advisors, and President of Shearson Lehman Fundamental Value Fund, a registered investment company. From 1987 to 1991, Mr. Roberts was also a director of Shearson Lehman Fundamental Value Fund. Mr. Roberts received a B.A. from Whitworth College in 1968 and an M.B.A. from the Harvard Graduate School of Business in 1971.

     RONALD W. TARRANT (age 58) assumed the position of President and Chief Executive Officer in 1991. Mr. Tarrant succeeded Mr. Andrews as Chairman following the 1994 Annual Meeting of Stockholders. Mr. Tarrant was appointed to the Board in 1991, and his current term expires with the 1997 Annual Meeting. He came to the Company from Augat, Inc., a New York Stock Exchange listed company, where, since 1987, he had been a corporate officer and Division Vice President of the Augat Communications Division, a manufacturer of equipment for the cable television and telecommunications industries. Mr. Tarrant was President of Telzon, Inc., prior to Augat's purchase of Telzon in 1984, and President of the subsidiary from 1984 to 1986. Mr. Tarrant received a B.A. from Asbury College in 1959.



4

                                    PROXY STATEMENT

     DEAN D. THORNTON (age 66) retired from The Boeing Company in 1994 where he had been executive vice president, a member of the executive council, and since 1985, President of Boeing Commercial Airplane Group. Mr. Thornton has served as a director of the Company since 1993. His term expires with the 1996 Annual Meeting. Mr. Thornton joined Boeing in 1963 as Assistant Treasurer and was elected Treasurer in 1966. He served in a variety of executive assignments including Vice President of Finance, contracts and international operations for the commercial airplane company and Vice President - General Manager of the 767 Division. Mr. Thornton serves on the Boards of Directors of Principal Financial Group of Des Moines, Iowa; Seattle-First National Bank and Seafirst Corporation. He is also a member of the Board of Trustees of the Seattle Art Museum. Mr. Thornton received a B.S. in business from the University of Idaho in 1952.

RETIRING DIRECTORS:

     DR. LOUIS J. ALPINIERI (age 58) has served as a director of the Company since 1983. Dr. Alpinieri's term expires with the 1995 Annual Meeting, and he is retiring from the Board upon the expiration of his term. Since 1980, Dr. Alpinieri has been the President of Vantage Associates, Inc., a company he founded, which manufactures aerospace composite structures in San Diego, California. He also served on the Boards of Flow Industries, Inc., the Company's original parent, and FloWind Corporation, a wind energy company. He received a Ph.D. in Aeronautical Engineering from the Brooklyn Polytechnic Institute in 1963.

     LLOYD J. ANDREWS (age 74) has served as a director of the Company since 1983, and as Chairman from July 1991, when Dr. Y. H. (Michael) Pao resigned as Chairman, President, Chief Executive Officer and Treasurer, until the 1994 Annual Meeting, when Mr. Tarrant became Chairman. Mr. Andrews has served as Chairman Emeritus since the 1994 Annual Meeting, and following the 1995 Annual Meeting, when he has announced that he plans to retire, has agreed to serve as a nonvoting Director Emeritus. Mr. Andrews is a founder, and served from 1980 to his retirement in 1986 as Vice Chairman of the Board of Chem-Nuclear Systems, Inc., in Bellevue, Washington. Chem-Nuclear Systems, Inc. specializes in the management of nuclear and chemical wastes. Mr. Andrews also serves on the boards of North Coast Life Insurance Company and Smith Barney Shearson/Lehman Fundamental Value Fund. He received a B.S. degree in agriculture chemistry and soil sciences from Washington State University in 1942.

     The Board of Directors held six meetings during the fiscal year ended April 30, 1995. All directors attended at least 75% of all Board and committee meetings. The numbers of meetings of each Committee of the Board are described below. All members of each Committee attended all meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee, a Compensation and Plan Administrator Committee, a Mergers and Acquisitions Committee and a Nominating Committee.

AUDIT COMMITTEE

     The function of the Audit Committee is to monitor the effectiveness of the audit effort and the Company's financial and accounting organization and financial reporting and to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company for the fiscal year for which they are appointed. The members of the Audit Committee are Dr. Alpinieri, Mr. Thornton and Mr. Roberts. The Audit Committee held four meetings in the fiscal year ended April 30, 1995.

COMPENSATION AND PLAN ADMINISTRATOR COMMITTEE

     The function of the Compensation and Plan Administrator Committee is to structure the Company's executive compensation program, to set compensation guidelines for officers and management of the Company and to review and approve compensation for the Chairman and the Chief Executive Officer. The Committee also acts as Administrator of the Company's stock option plans, determining the terms, amounts and recipients of stock option grants. The members are Mr. Prentice, Mr. Evans and Mr. Thornton. There were five meetings of the Compensation Committee during the fiscal year ended April 30, 1995.

                                    PROXY STATEMENT

MERGERS AND ACQUISITIONS COMMITTEE

     The function of the Mergers and Acquisitions Committee is to review potential opportunities for acquisitions, mergers or similar transactions. The members of the Mergers and Acquisitions Committee are Ms. O'Brien, Mr. Tarrant and Mr. Roberts. There were two meetings of the Mergers and Acquisitions Committee during the fiscal year ended April 30, 1995.

NOMINATING COMMITTEE

     The function of the Nominating Committee is to recommend to the Board individuals to fill Board vacancies and to consider issues of Board composition and organization. Mr. Andrews, Mr. Evans and Mr. Prentice serve on the Nominating Committee. The Nominating Committee met once during the fiscal year ended April 30, 1995.

     The Company pays directors who are not employees of the Company an annual retainer of $6,000, $1,000 for each Board and Committee meeting attended in person or $500 for each Committee or telephonic meeting, up to a maximum of one Board and one Committee fee per day, and $600 per day or $300 per half-day or part thereof, for time spent on business of the Company at the request of the Chairman of the Board of Directors, and reimburses them for related out-of-pocket travel and other expenses. Committee chairmen are paid $750 per Committee meeting in lieu of the regular $500 fee. Directors also receive grants of options under the 1987 Stock Option Plan for Nonemployee Directors. The Company has adopted a retirement policy providing that directors will receive, following their retirement, annual amounts equal to the annual retainer paid to them at the time of retirement, for a period equal to the director's years of service on the Board, up to a maximum of nine years. The Company also pays Mr. Andrews, following his retirement as Chairman, an annual sum of $20,000, for a period equal to Mr. Andrews' years of service as a director.

MANAGEMENT

EXECUTIVE OFFICERS
THE EXECUTIVE OFFICERS OF THE COMPANY ARE:

      NAME             AGE                         POSITION
- --------------------------------------------------------------------------------------
Lee M. Andrews         43     Vice President and Chief Financial Officer
Janice L. Cannon       47     Vice President of Human Resources
Thomas A. Cross        37     Executive Vice President and Chief Operating Officer
William A. Keadle      49     Senior Vice President of Sales
John S. Leness         35     General Counsel and Secretary
Thomas J. Stefanik     53     Senior Vice President of Product Marketing & Engineering
Ronald W. Tarrant      58     Chairman, President and Chief Executive Officer
Edmund Y. Ting         41     Vice President of Research and Technology

Each executive officer of the Company is elected or appointed annually by the Board of Directors.

     LEE M. ANDREWS joined the Company in July 1994 as Vice President and Chief Financial Officer. Mr. Andrews is a chartered accountant (United Kingdom), having worked for Coopers & Lybrand internationally from 1973 to 1986, with assignments in the United Kingdom, South Africa and New York. Mr. Andrews was Assistant Controller of NL Industries, Inc. from 1986 to 1987 and Treasurer of Vernitron Corporation from 1987 to 1991. From 1991 until he joined the Company Mr. Andrews consulted to law firms on financial management issues.

     JANICE L. CANNON joined the Company in August of 1994 as Vice President of Human Resources. Ms. Cannon headed a human resources consulting firm from 1990 to 1994, serving clients that included Microsoft Corporation, Intel Corporation, Immunex Corporation and Cell Therapeutics. Ms. Cannon served as Director of Operations for the Arizona Asthma and Allergy Institute, in Phoenix, Arizona, from 1986 to 1990.

                                    PROXY STATEMENT

     THOMAS A. CROSS joined the Company in June 1991 as Vice President of Finance, Chief Financial Officer and Treasurer and became Chief Operating Officer in January 1993. He had been Group Finance Director of Augat Communications Group, a manufacturer of equipment for the cable television and telecommunications industries and a wholly-owned subsidiary of Augat, Inc., a New York Stock Exchange listed company, since 1986. Mr. Cross was Finance Director of CIGNA Healthplan of Washington, a health maintenance organization, in 1985-1986, and was Controller of Telzon Inc., the predecessor of Augat Communications Group, from 1981 to 1985.

     WILLIAM A. KEADLE joined the Company in February 1993 as Senior Vice President, construction Products and Services. Mr. Keadle had been Vice President, Sales and Marketing for Icom America, a manufacturer of electronics products, since February of 1991. From 1981 to 1991, Mr. Keadle was with Bank and Office Interiors, a capital equipment provider of specialty interiors, and was President for the last five years.

     JOHN S. LENESS joined the Company in June 1990 as its Corporate Counsel, became General Counsel in December 1990, was appointed Assistant Secretary in January 1991 and Secretary in February 1991. Prior to joining the Company, Mr. Leness had been associated since 1986 with the Perkins Coie law firm.

     THOMAS J. STEFANIK joined the Company in November of 1983 as eastern regional sales manager. He became national sales manager in 1990 and Vice President, Sales in 1992. Mr. Stefanik moved to the Company's headquarters and became Senior Vice President, Product Marketing and Engineering in the fall of 1993. Before joining the Company Mr. Stefanik had been with United States Robots and ASEA, Inc., manufacturers of factory automation equipment and robotics.

     RONALD W. TARRANT (Biographical information for Mr. Tarrant appears above).

     EDMUND Y. TING joined the Company in June 1990 as Director of Technology and was appointed Vice President of Technology and Engineering on July 15, 1991, and became Vice President of Research and Technology in May of 1992. Dr. Ting joined Grumman Corporation in 1984 and, prior to leaving to join the Company, headed the Structural Materials Laboratory.

STOCK OWNERSHIP OF MANAGEMENT AND OF PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of July 17, 1995, with respect to each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of any class of voting securities of the Company, each director, those executive officers listed in the Summary Compensation Table below and all directors and executive officers of the Company as a group. Currently, the Company's sole class of voting securities outstanding is Common Stock. Except as noted below, each person has sole voting and investment powers with respect to the shares shown. The address for each of the persons listed below, is 23500 64th Avenue South, Kent, Washington 98032.

      NAME AND POSITION                            NUMBER OF SHARES      PERCENT OF OUTSTANDING SHARES
- --------------------------------------------------------------------------------------------------------
Dr. Louis J. Alpinieri, Director                       133,266(1)                     1.0%
Mr. Lloyd J. Andrews, Director                          92,595(2)                     *
Mr. Daniel J. Evans, Director                           55,000(3)                     *
Mr. John S. Cargill, Director                            3,500(4)                     *
Ms. Rita A. O'Brien, Director                           14,500(5)                     *
Mr. Arlen I. Prentice, Director                         57,579(5)                     *
Mr. Kenneth M. Roberts, Director                        73,000(3)                     *
Mr. Ronald W. Tarrant, Director                        295,118(6)                     2.1%
Mr. Dean D. Thornton, Director                          16,000(7)                     *
Mr. Thomas A. Cross, Executive Officer                 111,377(8)                     *
Mr. William A. Keadle, Executive Officer                18,993(9)                     *
Mr. Thomas J. Stefanik, Executive Officer               35,028(10)                    *

                                    PROXY STATEMENT

      NAME AND POSITION                                  NUMBER OF SHARES    PERCENT OF OUTSTANDING SHARES
- ------------------------------------------------------------------------------------------------------------
Dr. Edmund Y. Ting, Executive Officer                         35,734(11)                       *
All directors and officers -- as a group (16 persons)      1,016,536(12)                    7.07%
- ----------------

*  Less than 1% beneficial ownership of Company Common Stock.

  (1) Includes options exercisable within 60 days for 60,000 shares of Company Common Stock.

  (2) Includes options exercisable within 60 days for 80,000 shares of Company Common Stock.

  (3) Includes options exercisable within 60 days for 31,000 shares of Company Common Stock.

  (4) Does not include 445,000 shares owned by Cargill Detroit Corporation.

  (5) Includes options exercisable within 60 days for 14,000 shares of Company Common Stock.

  (6) Includes options exercisable within 60 days for 280,000 shares of Company Common Stock.

  (7) Includes options exercisable within 60 days for 6,000 shares of Company Common Stock.

  (8) Includes options exercisable within 60 days for 91,250 shares of Company Common Stock.

  (9) Includes options exercisable within 60 days for 18,750 shares of Company Common Stock.

 (10) Includes options exercisable within 60 days for 22,750 shares of Company Common Stock.

 (11) Includes options exercisable within 60 days for 33,750 shares of Company Common Stock.

 (12) Includes options exercisable within 60 days for 750,500 shares of Company Common Stock.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended April 30, 1995, all Section 16(a) filing requirements were complied with.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information for the years ended April 30, 1995, 1994 and 1993, with respect to the Chief Executive Officer and each of the four other highest paid executive officers of the Company whose aggregate cash compensation in fiscal 1995 exceeded $100,000.

                                                                              LONG TERM
                                                                            COMPENSATION
                                                ANNUAL COMPENSATION         ------------
   NAME AND PRINCIPAL                         ------------------------        NUMBER OF        ALL OTHER
        POSITION               YEAR           SALARY             BONUS      STOCK OPTIONS    COMPENSATION*
- ----------------------------------------------------------------------------------------------------------
Ronald W. Tarrant              1995           $285,582        $140,300          10,000         $12,022
   Chairman, President and     1994            241,508          16,301          75,000          15,803
   Chief Executive Officer     1993            233,468          80,500          95,000          44,639(1)
Thomas A. Cross                1995           $170,302        $ 84,790               0         $10,335
   Executive Vice President    1994            143,853           9,710          45,000          11,622
   and Chief Operating         1993            116,662          42,145          20,000           6,030
   Officer
Thomas J. Stefanik             1995           $120,856        $ 50,268               0         $ 8,680
   Senior Vice President       1994             99,242          35,998(2)       17,500           9,226
   of Product Marketing        1993             63,252          82,514(2)        1,500           4,246
   & Engineering
William A. Keadle              1995           $144,019        $ 55,236               0         $ 8,265
   Senior Vice President       1994            137,010           9,248          12,500           6,596
   of Sales                    1993             36,887           5,138          10,000           1,500

                                PROXY STATEMENT


                                                                          LONG TERM
                                                                        COMPENSATION
                                          ANNUAL COMPENSATION           -------------
 NAME AND PRINCIPAL                     ------------------------          NUMBER OF        ALL OTHER
      POSITION              YEAR         SALARY            BONUS        STOCK OPTIONS    COMPENSATION*
- ------------------------------------------------------------------------------------------------------
Edmund Y. Ting              1995        $100,006          $46,500               0          $ 3,717
   Vice President of        1994          91,166            6,153          12,500            3,306
   Technology and           1993          92,211           18,520               0            3,158
   Engineering

- -------------------------
*  Includes company contributions to the 401(k) Plan.
   (1) Includes amounts paid to Mr. Tarrant in connection with credit provided for the purchase of Company stock and other matters at the time of Mr. Tarrant's employment by the Company.
   (2) Includes amounts paid as commissions in prior position.


OPTION GRANTS TABLE

FISCAL 1995

     The following table sets forth certain information regarding options granted to the Company's chief executive officer and each of the individuals named in the Summary Compensation table during the fiscal year ended April 30, 1995.

                                            INDIVIDUAL GRANTS                           POTENTIAL REALIZABLE
                          ---------------------------------------------------    --------------------------------
                                        PERCENT OF                               VALUE AT ASSUMED ANNUAL RATES OF
                                       TOTAL OPTIONS                                       STOCK PRICE
                            NUMBER      GRANTED TO     EXERCISE                       APPRECIATION FOR OPTION
                          OF OPTIONS   EMPLOYEES IN      PRICE     EXPIRATION            TERM (10 YEARS)
        NAME                GRANTED    FISCAL YEAR    ($/SHARE)       DATE            5%               10%
- -----------------------------------------------------------------------------------------------------------------
All FLOW Stockholders*                                                           $193,270,942     $307,751,675
Ronald W. Tarrant            5,000         3.92%        $7.00      08/31/04(1)         22,050           55,650
                             5,000         3.92%        $6.50      12/20/04(1)         20,475           51,675
Thomas A. Cross                  0           --            --            --                 --             --
William Keadle                   0           --            --            --                 --             --
Thomas J. Stefanik               0           --            --            --                 --             --
Edmund Y. Ting                   0           --            --            --                 --             --

- -------------------------
* Based on a total value of the Company's outstanding common stock at April 30, 1995, 1995, of $118,651,593 million.

(1) The options vest 50% annually.

AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information regarding options exercised during the year ended April 30, 1995, by the Company's Chief Executive Officer and each of the individuals named in the Summary Compensation Table.

                                                      TOTAL NUMBER OF               VALUE OF UNEXERCISED
                                                   UNEXERCISED OPTIONS AT           IN-THE-MONEY OPTIONS
                       SHARES                         FISCAL YEAR-END               AT FISCAL YEAR-END(1)
                     ACQUIRED ON    VALUE        --------------------------      ---------------------------
       NAME           EXERCISE     REALIZED      EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
- ------------------------------------------------------------------------------------------------------------
Ronald W. Tarrant         0           --           280,000        25,000         $1,030,000       $58,125
Thomas A. Cross           0           --           101,250        13,750         $  322,188       $34,375
William A. Keadle         0           --            18,750         3,750         $   38,750       $ 9,375
Thomas J. Stefanik        0           --            24,625         3,750         $   88,203       $ 9,375
Edmund Y. Ting            0           --            31,750         5,750         $  157,125       $ 9,375

- -------------------------
   (1) Calculated using $8.125, the closing price of the Company's common stock as reported by NASDAQ on April 30, 1995.

                                 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

     The Compensation and Plan Administrator Committee has adopted the following philosophy statement:

     Flow International believes that the purpose of compensation is to attract, motivate, and retain excellently performing employees throughout the company. Furthermore, Flow also believes that pay programs, especially those for top executives, should be designed in a manner that aligns employee interests with those of the stockholders. In view of these two beliefs, executive compensation programs at Flow International will be designed to meet the following objectives:

     - Base salaries will be targeted at the 75th percentile of competitive practice.

     - Bonus or incentive compensation will be based on individual, unit, and/or total company performance. At least 50% of executive bonuses will be tied directly to overall company results.

     - Stock options will be granted, as appropriate, by the Board in accordance with the current stock compensation plan.

     - To more closely align executive interests with those of the stockholders, executives will be required to achieve established stock ownership goals in accordance with the Stock Ownership Plan.

     The administration of the compensation programs will be directed toward ensuring that the executives are paid fairly and competitively while maintaining a strong relationship between the overall performance of Flow International and the level of compensation.

     In order to implement this philosophy, the Committee has implemented an executive compensation program with the following elements:

BASE SALARY

     Consistent with the Committee's philosophy, base salaries for fiscal 1996 have been set based on comparisons to salary levels at comparable companies with the goal of setting levels at the seventy-fifth percentile. In its review, the Committee relied on data compiled by the Company's Human Resources group for each Company executive and on data compiled by Milliman & Robertson, Inc., an outside consultant, retained by the Committee for the President and Chief Executive Officer. Salary adjustments for individual executives were made to bring compensation levels into line with such comparable companies. The Committee's decisions are presented to and are subject to final approval by the Board of Directors.

BONUS PROGRAM

     The Committee believes that shareholder return in the short term will be maximized by ensuring that the Company achieves good operating results. The Committee has structured the Company's executive bonus program so that annual bonuses are payable based on achievement of target levels for operating income and return on managed assets (or cash, inventories and accounts receivable), which the Committee believes are the best measures of the Company's financial performance. Bonuses are also payable based on achievement of individual goals, set by an executive's supervisor or, in the case of the President and Chairman, the Committee.

STOCK OPTIONS

     In order to provide management with incentives to maximize long-term shareholder returns, the Committee, as administrator of the Company's stock option plans, grants stock options to management. The Committee believes that such grants will encourage management to pursue long-term strategies that will increase the price of the Company's shares. The grants are made at prevailing market prices at the time of grant and are generally subject to a two-year vesting schedule. The options will only have value if the value of the Company's stock increases, and an executive will only be able to benefit from the options if he or she remains with the Company. The grants are generally made annually at the time of the Committee's annual review of executive compensation. For fiscal 1996, the Committee evaluated each executive's holdings of options to ensure that the levels were consistent with the overall compensation package and with such executive's performance and stock ownership goals (described below) before making annual grants.

STOCK OWNERSHIP

     Because the Committee believes that executives who share the same risks as the Company's stock-

                                 PROXY STATEMENT

holders will be more likely to manage the Company to maximize stockholder value, the Committee implemented in fiscal 1994, for the Company's most senior officers, a plan requiring stock ownership by each officer. The plan requires that executives acquire and maintain minimum holdings of the Company's stock. The Committee intends that the plan encourage executives to hold at least five percent of the Company's outstanding common stock. Stock ownership goals have been established for each executive officer based on individual responsibilities and salary level and range from 150,000 shares to 45,000 shares. Executives are given five years to reach their goals. The Committee will reduce future stock option awards to those executives who fail to meet their ownership goals.

     The Committee specifically reviews the performance of the Chairman, President and Chief Executive Officer in the course of its review of the Company's executive compensation program. The Committee's evaluation of the compensation for the President, Chairman and Chief Executive Officer is based not only on the Company's financial performance during the fiscal year, but also on achievement of long-term strategic goals. During the course of the year the Committee monitors the Company's performance and meets both with and without management to evaluate the Company's results. For fiscal 1996, the Committee's adjustment to the President's base compensation was based on data provided by Milliman & Robertson, Inc., and was intended to bring it into line with compensation paid to chief executive officers of comparable companies.

     In August of 1993 the Internal Revenue Code was amended to impose a limitation on the deductibility of nonperformance based annual executive compensation in excess of $1.0 million. The Compensation Committee presently anticipates that the Company's executive compensation will either be below such levels or will be structured to qualify as "performance based compensation" which is exempt from such limitation.

     This report is submitted by the members of the Compensation and Plan Administrator Committee. This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not be deemed filed under such acts.

     Compensation and Plan
     Administrator Committee
         Arlen I. Prentice - Chairman
         Daniel J. Evans
         Dean D. Thornton

COMPENSATION COMMITTEE MEMBERSHIP

     The Compensation and Plan Administration Committee is composed of independent outside directors, none of whom serve on boards of companies whose boards include Company executives.

                                 PROXY STATEMENT

STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total stockholder return (assuming reinvestment of dividends) to the Company's stockholders during the five-year period ending April 30, 1995, as well as overall stock market index (NASDAQ) and for those peer group indices selected for each of the Company's product lines (S & P Machine Tools, Dow Jones Factory Equipment and Dow Jones Heavy Construction). The Company has paid no dividends on its common stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                    AMONG FLOW INTERNATIONAL CORPORATION...
                          FISCAL YEAR ENDING APRIL 30

                                   4/90    4/91    4/92    4/93    4/94    4/95
                                   ----    ----    ----    ----    ----    ----
FLOW INTERNATIONAL CORPORATION     100      73     129     165     148     216
NASDAQ STOCK MRKT - US             100     119     144     166     184     214
S & P MACHINE TOOLS                100      66     106     112     108     106
D J FACTORY EQUIPMENT              100      96     124     134     138     136
D J HEAVY CONSTRUCTION             100     114     107     102     133     123

* $100 INVESTED ON 04/30/90 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING APRIL 30.

APPROVAL OF THE 1995 LONG-TERM INCENTIVE PLAN
     (Proxy Proposal Number 2)

     The 1995 Long-Term Incentive Plan (the "1995 Plan") was adopted by the Company's Board of Directors on June 6, 1995, subject to approval by the Company's stockholders at the Annual Meeting. The 1995 Plan is the successor to the Company's existing 1991 Stock Option Plan (the "1991 Plan") and the 1984 Restated Stock Option Plan (the "1984 Plan"). Upon approval by the stockholders, the 1995 Plan will supersede the 1991 Plan and the 1984 Plan and no further grants will be made under the 1991 Plan or the 1984 Plan. A copy of the 1995 Plan is attached to this Proxy Statement as Exhibit A. The following description of the 1995 Plan is a summary and does not purport to be fully descriptive. Reference is made to Exhibit A for more detailed information.

INTRODUCTION

     Although the 1995 Plan includes provisions for the same kinds of option awards that could have been made under the 1991 Plan or the 1984 Plan, the 1995 Plan gives the Company greater flexibility. Like the 1991 Plan and the 1984 Plan, the purpose of the 1995 Plan is to enhance the long-term profitability and stockholder value of the Company by offering incentives and rewards to those employees, consultants, advisors, and agents of the Company and its subsidiaries who are key to the Company's growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company. The following are certain of the more significant differences between the 1995 Plan and the 1991 Plan:

     (1) The 1995 Plan provides for the grant of stock appreciation rights, stock awards (including restricted stock), other stock-based awards and dividend equivalent rights, in addition to the incentive stock options and the nonqualified stock options authorized under the 1991 Plan and the 1984 Plan.

                                 PROXY STATEMENT

     (2) The 1995 Plan extends the exercise period of stock options after the recipient's employment or services are terminated by the Company due to the recipient's retirement, early retirement at the Company's request, disability or death.

     (3) The 1995 Plan permits the plan administrator to authorize loans, loan guarantees or installment payments to assist recipients in acquiring shares pursuant to awards and contains certain limitations imposed by recent tax limitations.

AWARDS

     The 1995 Plan provides for grants of stock options, stock appreciation rights, stock awards (including restricted stock), other stock-based awards and dividend equivalent rights. Awards may be made singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company or in substitution for, or by the assumption of, awards issued under plans of an acquired entity.

STOCK SUBJECT TO THE 1995 PLAN

     Subject to adjustment from time to time as provided in the 1995 Plan, a maximum of 750,000 shares of Common Stock will be available for issuance under the 1995 Plan, except that any shares remaining available for issuance under the 1991 Plan or the 1984 Plan on the date the Company's stockholders approve the 1995 Plan, or that become available for issuance in accordance with the terms of the 1991 Plan or the 1984 Plan as in effect on such date, will be added to the number of shares available for issuance under the 1995 Plan. As of July 17, 1995, 1,022,700 shares were subject to outstanding option awards and 71,825 shares were available for the grant of new awards, under the 1991 Plan and the 1984 Plan. As of July 1, 1995, 284,000 stock option awards had been granted under the 1995 Plan, including 25,000 shares each to Messrs. Tarrant, Cross and Keadle and 10,000 shares each to Messrs. Ting and Stefanik, subject to the approval of the stockholders of the 1995 Plan. No more than 250,000 shares may be issued as stock awards (including restricted stock) or other stock-based awards under the 1995 Plan. Shares issued pursuant to the 1995 Plan will be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.

     Subject to adjustment from time to time as provided in the 1995 Plan, not more than 250,000 shares of Common Stock may be subject to grants of options or stock appreciation rights under the 1995 Plan to any participant in any one fiscal year of the Company, to the extent required for compliance with certain exemptive provisions of Section 162(m) of the Code, which precludes the Company from taking a tax deduction for compensation payments to executives in excess of $1 million, unless such payments qualify for the "performance-based" exemption from the $1 million limitation.

     Any shares of Common Stock that have been made subject to an award that cease to be subject to the award (other than by reason of exercise or payment of the award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an award and the grant of a replacement award, will be available for issuance in connection with future grants of awards under the 1995 Plan.

ELIGIBILITY TO RECEIVE AWARDS

     Awards may be granted under the 1995 Plan to those officers and key employees (including directors who are also employees) of the Company and its subsidiaries as the plan administrator from time to time selects. Awards may also be made to consultants, advisors and agents who provide services to the Company and its subsidiaries.

TERMS AND CONDITIONS OF STOCK OPTION GRANTS

     Options granted under the 1995 Plan may be "incentive stock options" (as defined in Section 422 of the Code) or "nonqualified stock options." The option price for each option granted under the 1995 Stock Option Plan will be determined by the plan administrator, but will not be less than 100% of the Common Stock's fair market value on the date of grant with respect to incentive stock options. For purposes of the 1995 Stock Option Plan, "fair market value" means the closing price of the Common Stock as reported by Nasdaq National Market for a single trading day.

                                PROXY STATEMENT

     The exercise price for shares purchased upon exercise of options must be paid in cash, except that the plan administrator may authorize payment in cash and/or already owned Common Stock, a promissory note, delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, or such other consideration as the plan administrator may specify. The optionee must pay to the Company applicable withholding taxes upon exercise of the option as a condition to receiving the stock certificates. The withholding tax may be paid in cash or by the withholding or delivery of Company Common Stock.

     The option term will be fixed by the plan administrator and, if not so fixed, will be ten years. Each option will be exercisable pursuant to a vesting schedule determined by the plan administrator. If not so determined, each option will be exercisable in two equal annual installments beginning one year after the date of grant. The plan administrator will also determine the circumstances under which an option will be exercisable in the event the optionee ceases to provide services to the Company or one of its subsidiaries. If not so established, options generally will be exercisable for three years after termination of services as a result of retirement, early retirement at the Company's request, disability or death and for three months after all other terminations. An option will not be exercisable if the optionee's services are terminated for cause, as defined in the 1995 Plan.

STOCK APPRECIATION RIGHTS

     A stock appreciation right gives its holder the right to receive an appreciation distribution from the Company equal to the difference between the value of the Common Stock subject to the right at the time of exercise and the exercise price of the right. For stock appreciation rights granted in tandem with options, the exercise price will be the same as the option exercise price. For other stock appreciation rights, the exercise price will be as determined by the plan administrator. The appreciation distribution will be paid in shares of Common Stock or cash or any combination of shares and cash, as the plan administrator may determine. Unless otherwise provided by the plan administrator, the provisions of the 1995 Plan regarding exercisability of options after the termination of a holder's services shall apply equally, to the extent applicable, to stock appreciation rights.

STOCK AWARDS

     The plan administrator is authorized to make awards of Common Stock to participants on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of services or otherwise), as the plan administrator may determine. Restrictions may include repurchase or forfeiture rights in favor of the Company.

OTHER STOCK-BASED AWARDS

     The plan administrator may grant other stock-based awards under the 1995 Stock Option Plan pursuant to which shares of Common Stock are or may in the future be acquired, or awards denominated in stock units, including awards valued using measures other than market value. Such other stock-based awards may be granted alone or in addition to or in tandem with any award of any type granted under the 1995 Plan and must be consistent with the 1995 Plan's purpose.

DIVIDEND EQUIVALENT RIGHTS

     Any awards under the 1995 Plan may, in the plan administrator's discretion, earn dividend equivalent rights that entitle the holder to be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such award had such covered shares been issued and outstanding on such dividend record date. The plan administrator may establish such rules and procedures governing the crediting of dividend equivalent rights, including the timing, form of payment and payment contingencies, as it deems are appropriate or necessary.

LOANS, LOAN GUARANTEES AND INSTALLMENT PAYMENTS

     To assist a holder (including a holder who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an award granted under the 1995 Plan, the plan administrator may authorize (a) the extension of a loan to the holder by the Company, (b) the payment by the holder of the purchase price, if any, of the Common Stock in installments, or (c) the guarantee by the Company of a loan obtained by the grantee from a third party. The terms of any loans, installment

                                PROXY STATEMENT

payments or guarantees, including the interest rate and terms of repayment, will be subject to the plan administrator's discretion, and may be granted with or without security.

TRANSFERABILITY

     No option, stock appreciation right, other stock-based award or dividend equivalent right will be assignable or otherwise transferable by the holder other than by will or the laws of descent and distribution and, during the holder's lifetime, may be exercised only by the holder, except, in the plan administrator's sole discretion, to the extent permitted by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or Section 422 of the Code.

ADJUSTMENT OF SHARES

     In the event of any changes in the outstanding stock of the Company by reason of stock dividends, stock splits, spin-offs, combinations or exchanges of shares, recapitalizations, mergers, consolidations, distributions to stockholders other than a normal cash dividend, or other changes in the Company's corporate or capital structure, the plan administrator, in its sole discretion, shall make any equitable adjustments as it deems appropriate in (a) the maximum number of and class of securities subject to the 1995 Plan, (b) the maximum number and class of securities that may be made subject to awards to any participant, and (c) the number and class of securities that are subject to any outstanding award and the per share price of such securities, without any change in the aggregate price to be paid therefor.

CORPORATE TRANSACTION

     In the event of certain mergers or consolidations or a sale of substantially all the assets or a liquidation of the Company, each option, stock appreciation right or restricted stock award that is at the time outstanding will automatically accelerate so that each such award shall, immediately prior to such corporate transaction, become 100% vested, except that such acceleration will not occur if in the opinion of the Company's accountants it would render unavailable "pooling of interest" accounting for a transaction that would otherwise qualify for such accounting treatment. The successor corporation or its parent corporation may elect to convert all such options or awards into comparable rights to purchase shares of the capital stock of the successor corporation or its parent corporation.

FURTHER ADJUSTMENT OF AWARDS

     The plan administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the plan administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to holders, with respect to awards. Such authorized action may include (but is not limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the plan administrator may take such actions with respect to all holders, to certain categories of holders or only to individual holders. The plan administrator may take such actions before or after granting awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

ADMINISTRATION

     The 1995 Plan will be administered by a committee or committees appointed by, and consisting of one or more members of, the Company's Board of Directors. The Board may delegate the responsibility for administering the 1995 Plan with respect to designated classes of eligible participants to different committees, subject to such limitations as the Board deems appropriate. Committee members will serve for such term as the Board may determine, subject to removal by the Board at any time. The composition of any committee responsible for administering the 1995 Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act with respect to securities of the Company will comply with the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, or any successor provision.

                                PROXY STATEMENT

AMENDMENT AND TERMINATION

     The 1995 Plan may be terminated, modified or amended by the stockholders of the Company. The Company's Board of Directors may also terminate the 1995 Plan, or modify or amend it, subject to stockholder approval in certain instances, as set forth in the 1995 Plan. No incentive stock options may be granted under the 1995 Stock Option Plan 10 years after the date the 1995 Plan is adopted by the Board.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences to the Company and to any person granted an award of options or stock appreciation rights under the 1995 Plan under the existing applicable provisions of the Code and the regulations thereunder are substantially as follows. Under present law and regulations, no income will be recognized by a participant upon the grant of stock options or stock appreciation rights.

     On the exercise of a nonqualified stock option, the optionee will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the option price. Upon a later sale of those shares, the optionee will have short-term or long-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold. If payment of the option price is made entirely in cash, the tax basis of the shares will be equal to their fair market value on the exercise date (but not less than the option price), and the shares' holding period will begin on the day after the exercise date.

     If the optionee uses already-owned shares to exercise an option in whole or in part, the transaction will not be considered to be a taxable disposition of the already-owned shares. The optionee's tax basis and holding period of the already-owned shares will be carried over to the equivalent number of shares received upon exercise. The tax basis of the additional shares received upon exercise will be the fair market value of the shares on the exercise date (but not less than the amount of cash, if any, used in payment), and the holding period for such additional shares will begin on the day after the exercise date.

     The same rules apply to an incentive stock option that is exercised more than three months after the optionee's termination of employment (or more than 12 months thereafter in the case of permanent and total disability, as defined in the Code).

     Upon the exercise of an incentive stock option during employment or within three months after the optionee's termination of employment (12 months in the case of permanent and total disability, as defined in the Code), for regular tax purposes the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time as if the option were a nonqualified stock option) and no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option. If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the option and (b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a long-term capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will recognize taxable ordinary income in the year of disposition in an amount equal to the excess, on the date of exercise of the option, of the fair market value of the shares received over the option price paid (or generally, if less, the excess of the amount realized on the sale of the shares over the option price), and the optionee will have capital gain or loss, long-term or short-term, as the case may be, in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares, and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee.

     Upon payment to a participant in settlement of a stock option or pursuant to the exercise of stock appreciation rights or pursuant to another stock-based award or a performance award, the participant will recognize taxable ordinary income in an amount equal to the cash and the fair market value of the Common Stock received.

     Special rules apply to a director or officer subject to liability under
Section 16(b) of the Exchange Act.

     In all the foregoing cases the Company will be entitled to a deduction at the same time and in the same amount as the participant recognizes ordinary

                                PROXY STATEMENT

income, subject to the following limitations. Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company's Chief Executive Officer or any one of the other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options and stock appreciation rights can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for any period is stated, and stockholder and Board approval is obtained. Restricted stock does not satisfy the definition of performance-based compensation unless the lapse of the restriction period is based on the attainment of specified performance goals approved by the issuer's stockholders. Restricted stock grants under the 1995 Plan will not satisfy the performance-based criteria. The option and stock appreciation right portions of the 1995 Plan have been drafted to allow compliance with those performance-based criteria.

VOTE REQUIRED AND BOARD RECOMMENDATION

     The affirmative vote of holders of a majority of the shares of common stock represented in person or by Proxy and entitled to vote at the Annual Meeting is required to approve the 1995 Plan. If the 1995 Plan is not approved by the stockholders, the 1991 Plan and the 1984 Plan, as previously approved, will continue in effect.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                           APPROVAL OF THE 1995 PLAN.

                                PROXY STATEMENT

INDEPENDENT ACCOUNTANTS

     The firm of Price Waterhouse has examined the financial statements of the Company since 1981. It is anticipated that representatives of Price Waterhouse will be present at the Annual Meeting to answer stockholders' questions and will have the opportunity to make a statement if they so desire.

FORM 10-K AND FINANCIAL STATEMENTS

     The Company's 1995 Annual Report has been mailed to you with this Proxy Statement. The Annual Report contains the Consolidated Financial Statements of the Company and its subsidiaries and accompanying notes as of April 30, 1995 and 1994 and the Report thereon by Price Waterhouse.

     If any stockholder entitled to vote at this Annual Meeting wishes to receive a copy of the Company's Annual Report or Form 10-K, the Company will furnish that person, without charge, copies upon written request. Requests should be addressed:

                                     John S. Leness, Secretary
                                     Flow International Corporation
                                     23500 64th Avenue South
                                     Kent, Washington 98032

STOCKHOLDER PROPOSALS

     To be considered for presentation to the 1996 Annual Meeting of Stockholders, a stockholder proposal must be received at the offices of the Company, 23500 64th Avenue South, Kent, Washington 98032, not later than March 29, 1996.

SOLICITATION AND EXPENSES OF SOLICITATION

     Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. Proxies may be solicited personally or by mail, telephone, facsimile or messenger. The Company will also pay persons holding shares of the Common Stock in their names or in the names of the nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals. All of the costs of the solicitation of proxies will be paid by the Company.

OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the meeting. If any other business is properly brought before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

     Whether you intend to be present at this meeting or not, you are urged to return your proxy promptly.

     By order of the Board of Directors.

                                     Ronald W. Tarrant
                                     Chairman of the Board


[FLOW INTERNATIONAL CORPORATION LOGO]

                                   EXHIBIT A

                         FLOW INTERNATIONAL CORPORATION
                   1995 LONG-TERM INCENTIVE COMPENSATION PLAN

SECTION 1.
PURPOSE

     The purpose of the Flow International Corporation 1995 Long-Term Incentive Compensation Plan (the "Plan") is to enhance the long-term profitability and stockholder value of Flow International Corporation, a Delaware corporation (the "Company"), by offering incentives and rewards to those employees, consultants and agents of the Company and its Subsidiaries (as defined in Section 2 below) who are key to the Company's growth and success, and to encourage them to remain in the service of the Company and its Subsidiaries and to acquire and maintain stock ownership in the Company.

SECTION 2.
DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

2.1  AWARD

     "Award" means an award or grant made to a Participant pursuant to the Plan, including, without limitation, awards or grants of Options, Stock Appreciation Rights, Stock Awards, Other Stock-Based Awards or any combination of the foregoing (including any Dividend Equivalent Rights granted in connection with such Awards).

2.2  BOARD

     "Board" means the Board of Directors of the Company.

2.3  CAUSE

     "Cause" means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Plan Administrator, and its determination shall be conclusive and binding.

2.4  CODE

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.5  COMMON STOCK

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

2.6  CORPORATE TRANSACTION

     "Corporate Transaction" means any of the following events:

     (a) Approval by the holders of the Common Stock of any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger;

     (b) Approval by the holders of the Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the Company's assets other than a transfer of the Company's assets to a majority-owned subsidiary (as the term "subsidiary" is defined in Section 8.3 of the Plan) of the Company; or

     (c) Approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company.

2.7  DISABILITY

     "Disability" means "disability" as that term is defined for purposes of the Company's Long Term Disability Income Plan or other similar successor plan applicable to salaried employees.

2.8  DIVIDEND EQUIVALENT RIGHT

     "Dividend Equivalent Right" means an Award granted under Section 12 of the Plan.

2.9  EARLY RETIREMENT

     "Early Retirement" means retirement as that term is defined by the Plan Administrator from time to time for purposes of the Plan.

                                   EXHIBIT A

2.10  EXCHANGE ACT

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.11  FAIR MARKET VALUE

      "Fair Market Value" means the closing price for the Common Stock as reported in The Wall Street Journal NASDAQ National Market Issues (or similar successor transactions reports) for a single trading day.

2.12  GOOD REASON

      "Good Reason" means the occurrence of any of the following events or conditions:

      (a) a change in the Holder's status, title, position or responsibilities (including reporting responsibilities) that, in the Holder's reasonable judgment, represents a substantial reduction of the status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Holder of any duties or responsibilities that, in the Holder's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Holder from or failure to reappoint or reelect the Holder to any of such positions, except in connection with the termination of the Holder's employment for Cause, for Disability or as a result of his or her death, or by the Holder other than for Good Reason;

      (b) a reduction in the Holder's annual base salary;

      (c) the Company's requiring the Holder (without the Holder's consent) to be based at any place outside a 35-mile radius of his or her place of employment prior to a Corporate Transaction, except for reasonably required travel on the Company's business that is not materially greater than such travel requirements prior to the Corporate Transaction;

      (d) the Company's failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof in which the Holder was participating at the time of a Corporate Transaction, including, but not limited to, the Plan, or (ii) provide the Holder with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Corporate Transaction (or as in effect following the Corporate Transaction, if greater);

      (e) any material breach by the Company of any provision of the Plan; or

      (f) any purported termination of the Holder's employment or service for Cause by the Company that does not comply with the terms of the Plan.

2.13  GRANT DATE

      "Grant Date" means the date designated in a resolution of the Plan Administrator as the date an Award is granted. If the Plan Administrator does not designate a Grant Date in the resolution, the Grant Date shall be the date the Plan Administrator adopted the resolution.

2.14  HOLDER

      "Holder" means the Participant to whom an Award is granted, or the personal representative of a Holder who has died.

2.15  INCENTIVE STOCK OPTION

      "Incentive Stock Option" means an option to purchase Common Stock granted under Section 7 of the Plan with the intention that it qualify as an "incentive stock option" as that term is defined in Section 422 of the Code.

2.16  NONQUALIFIED STOCK OPTION

      "Nonqualified Stock Option" means an option to purchase Common Stock granted under Section 7 of the Plan other than an Incentive Stock Option.

2.17  OPTION

      "Option" means the right to purchase Common Stock granted under Section 7 of the Plan.

2.18  OTHER STOCK-BASED AWARD

      "Other Stock-Based Award" means an Award granted under Section 11 of the Plan.

2.19  PARTICIPANT

      "Participant" means an individual who is a Holder of an Award or, as the context may require, any employee, consultant or agent of the Company or a Subsidiary who has been designated by the Plan Administrator as eligible to participate in the Plan.

                                   EXHIBIT A

2.20  PLAN ADMINISTRATOR

      "Plan Administrator" means any committee of the Board designated to administer the Plan under Section 3.1 of the Plan.

2.21  RESTRICTED STOCK

      "Restricted Stock" means shares of Common Stock granted under Section 10 of the Plan, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

2.22  RETIREMENT

      "Retirement" means retirement as of the individual's normal retirement date under the Company's Voluntary Pension and Salary Deferral Plan or other similar successor plan applicable to salaried employees.

2.23  STOCK APPRECIATION RIGHT

      "Stock Appreciation Right" means an Award granted under Section 9 of the Plan.

2.24  STOCK AWARD

      "Stock Award" means an Award granted under Section 10 of the Plan.

2.25  SUBSIDIARY

      "Subsidiary," except as expressly provided otherwise, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the Plan Administrator, and any entity that may become a direct or indirect parent of the Company.

2.26  WINDOW PERIOD

      "Window Period" means a period of 10 days on which there is trading in the Common Stock on the NASDAQ National Market, beginning with the second trading day after disclosure by the Company to the public of its earnings for the fiscal period just ended and ending with the eleventh such day.

2.27  WINDOW PERIOD FAIR
      MARKET VALUE

      "Window Period Fair Market Value" means the highest Fair Market Value during a Window Period.

SECTION 3.
ADMINISTRATION

3.1   PLAN ADMINISTRATOR

      The Plan shall be administered by a committee or committees (which term includes subcommittees) appointed by, and consisting of one or more members of, the Board. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees, subject to such limitations as the Board deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. The composition of any committee responsible for administering the Plan with respect to officers and directors of the Company who are subject to Section 16 of the Exchange Act with respect to securities of the Company shall comply with the requirements of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act, or any successor provision.

3.2   ADMINISTRATION AND
      INTERPRETATION BY THE PLAN
      ADMINISTRATOR

      Except for the terms and conditions explicitly set forth in the Plan, the Plan Administrator shall have exclusive authority, in its discretion, to determine all matters relating to Awards under the Plan, including the selection of individuals to be granted Awards, the type of Awards, the number of shares of Common Stock subject to an Award, all terms, conditions, restrictions and limitations, if any, of an Award and the terms of any instrument that evidences the Award. The Plan Administrator shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration.

      The Plan Administrator's interpretation of the Plan and its rules and regulations, and all actions taken and determinations made by the Plan Administrator pursuant to the Plan, shall be conclusive and binding on all parties involved or affected. The Plan Administrator may delegate administrative duties to such of the Company's officers as it so determines.

SECTION 4.
STOCK SUBJECT TO THE PLAN

4.1   AUTHORIZED NUMBER OF SHARES

      Subject to adjustment from time to time as provided in Section 16.1, a maximum of 750,000 shares of Common Stock shall be available for issuance under the Plan, except that any shares of Common Stock that, as of the date the Plan is approved by the Company's stockholders, are avail-

                                   EXHIBIT A

able for issuance under the Company's 1991 Stock Option Plan and 1984 Restated Stock Option Plan (or that thereafter become available for issuance under those plans in accordance with their terms as in effect on such date) and that are not issued under those plans shall be added to the aggregate number of shares available for issuance under the Plan. No more than 250,000 shares may be issued as Stock Awards or Other Stock-Based Awards under the Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2   INDIVIDUAL AWARD LIMIT

      Subject to adjustment from time to time as provided in Section 16.1, not more than 250,000 shares of Common Stock may be made subject to Awards under the Plan to any Participant in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.3   REUSE OF SHARES

      Any shares of Common Stock that have been made subject to an Award that cease to be subject to the Award (other than by reason of exercise or payment of the Award to the extent it is exercised for or settled in shares), including, without limitation, in connection with the cancellation of an Award and the grant of a replacement Award, shall again be available for issuance in connection with future grants of Awards under the Plan. Shares that are subject to tandem Awards shall be counted only once.

SECTION 5.
ELIGIBILITY

      Awards may be granted under the Plan to those officers and key employees (including directors who are also employees) of the Company and its Subsidiaries as the Plan Administrator from time to time selects. Awards may also be made to consultants and agents who provide services to the Company and its Subsidiaries.

SECTION 6.
AWARDS

6.1   FORM AND GRANT OF AWARDS

      The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Stock Awards, Other Stock-Based Awards and Dividend Equivalent Rights. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.

6.2   ACQUIRED COMPANY AWARDS

      Notwithstanding anything in the Plan to the contrary, the Plan Administrator may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other entities ("Acquired Entities") (or the parent of the acquired entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the "Acquisition Transaction"). In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the acquired entity, said terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants and Holders.

SECTION 7.
AWARDS OF OPTIONS

7.1   GRANT OF OPTIONS

      The Plan Administrator is authorized under the Plan, in its sole discretion, to issue Options as Incentive Stock Options or as Nonqualified Stock Options, which shall be appropriately designated.

7.2   OPTION EXERCISE PRICE

      The exercise price for shares purchased under an Option shall be as determined by the Plan Administrator, but shall not be less than 100% of the Fair Market Value of the Common Stock on the

                                   EXHIBIT A

Grant Date with respect to Incentive Stock Options.

7.3   TERM OF OPTIONS

      The term of each Option shall be as established by the Plan Administrator or, if not so established, shall be 10 years from the Grant Date.

7.4   EXERCISE OF OPTIONS

      The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which or the installments in which the Option shall become exercisable, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:


PERIOD OF HOLDER'S CONTINUOUS
EMPLOYMENT OR SERVICE WITH THE
 COMPANY OR ITS SUBSIDIARIES            PERCENT OF TOTAL OPTION
  FROM THE OPTION GRANT DATE              THAT IS EXERCISABLE
- ------------------------------          -----------------------
      after one year                               50%

      after two years                             100%


      To the extent that the right to purchase shares has accrued thereunder, an Option may be exercised from time to time by written notice to the Company, in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised and accompanied by payment in full as described in Section 7.5.

7.5   PAYMENT OF EXERCISE PRICE

      The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid in cash, except that the Plan Administrator may, either at the time the Option is granted or at any time before it is exercised and subject to such limitations as the Plan Administrator may determine, authorize payment in cash and/or one or more of the following alternative forms: (i) Common Stock already owned by the Holder for at least six months (or any shorter period necessary to avoid a charge to the Company's earnings for financial reporting purposes) having a Fair Market Value on the day prior to the exercise date equal to the aggregate Option exercise price;

(ii) a promissory note authorized pursuant to Section 13; (iii) delivery of a properly executed exercise notice, together with irrevocable instructions, to
(a) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise and (b) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board; or (iv) such other consideration as the Plan Administrator may permit.

7.6   POST-TERMINATION EXERCISES

      The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option will continue to be exercisable, and the terms and conditions of such exercise, if a Holder ceases to be employed by, or to provide services to, the Company or its Subsidiaries, which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option will be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time. In case of termination of the Holder's employment or services other than by reason of death or Cause, the Option shall be exercisable, to the extent of the number of shares purchasable by the Holder at the date of such termination, only: (i) within three years if the termination of the Holder's employment or services are coincident with Retirement, Early Retirement at the Company's request or Disability or (ii) within three months after the date the Holder ceases to be an employee, consultant or agent of the Company or a Subsidiary if termination of the Holder's employment or services is for any reason other than Retirement, Early Retirement at the Company's request, or Disability, but in no event later than the remaining term of the Option. Any Option exercisable at the time of the Holder's death may be exercised, to the extent of the number of shares purchasable by the Holder at the date of the Holder's death by the personal representative of the Holder's estate entitled thereto at any time or from time to time within three years after the date of death, but in no event later than the remaining term of the Option. In case of termination of the Holder's employment or services for Cause, the Option shall automatically terminate upon first notification to

                                   EXHIBIT A

the Holder of such termination, unless the Plan Administrator determines otherwise. If a Holder's employment or services with the Company are suspended pending an investigation of whether the Holder shall be terminated for Cause, all the Holder's rights under any Option likewise shall be suspended during the period of investigation. A transfer of employment or services between or among the Company and its Subsidiaries shall not be considered a termination of employment or services. Unless the Plan Administrator determines otherwise, a leave of absence approved in accordance with Company procedures shall not be considered a termination of employment or services, except that with respect to Incentive Stock Options such leave of absence shall be subject to any requirements of Section 422 of the Code.


SECTION 8.
INCENTIVE STOCK OPTION LIMITATIONS

   To the extent required by Section 422 of the Code, Incentive Stock Options shall be subject to the following additional terms and conditions:

8.1  DOLLAR LIMITATION

   To the extent the aggregate Fair Market Value (determined as of the Grant
Date) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2  10% STOCKHOLDERS

   If a Participant owns 10% or more of the total voting power of all classes of the Company's stock, then the exercise price per share of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Grant Date and the Option term shall not exceed five years.

8.3  ELIGIBLE EMPLOYEES

   Individuals who are not employees of the Company or one of its parent corporations or subsidiary corporations may not be granted Incentive Stock Options. For purposes of this Section 8.3, "parent corporation" and "subsidiary corporation" shall have the meanings attributed to those terms for purposes of
Section 422 of the Code.

8.4  TERM

   The term of an Incentive Stock Option shall not exceed 10 years.

8.5  EXERCISABILITY

An Option designated as an Incentive Stock Option must be exercised within three months after termination of employment for reasons other than death or one year after termination of employment or services due to Disability to qualify for Incentive Stock Option tax treatment.

SECTION 9.
STOCK APPRECIATION RIGHTS

9.1  GRANT OF STOCK APPRECIATION RIGHTS

   The Plan Administrator may grant a Stock Appreciation Right separately or in tandem with a related Option.

9.2  TANDEM STOCK APPRECIATION RIGHTS

   A Stock Appreciation Right granted in tandem with a related Option will give the Holder the right to surrender to the Company all or a portion of the related Option and to receive an appreciation distribution (in shares of Common Stock or cash or any combination of shares and cash, as the Plan administrator shall determine at any time) in an amount equal to the excess of the Fair Market Value for the Window Period during which the Stock appreciation Right is exercised over the exercise price per share of the right, which shall be the same as the exercise price of the related Option, except that if the right is exercised during a Window Period, the amount will be equal to the excess of the Window Period Fair Market Value for the Window Period during which the Stock Appreciation Plight is exercised over the exercise price per share of the right. A tandem Stock Appreciation Right will have the same other terms and provisions as the related Option. Upon and to the extent a tandem Stock Appreciation Right is exercised, the related Option will terminate.

9.3  STAND-ALONE STOCK
     APPRECIATION RIGHTS

   A Stock Appreciation Right granted separately and not in tandem with an Option will give the Holder the right to receive an appreciation distribu-

                                   EXHIBIT A


tion in an amount equal to the excess of the Fair Market Value for the date the Stock Appreciation Right is exercised over the per share exercise price of the right, except that if the right is exercised during a Window Period, the amount will be equal to the excess of the Window Period Fair Market Value for the Window Period during which the right is exercised over the per share exercise price of the right. A standalone Stock Appreciation Right will have such terms as the Plan Administrator may determine, except that the term of the right, if not otherwise established by the Plan Administrator, shall be 10 years from the Grant Date.

9.4  EXERCISE OF STOCK APPRECIATION RIGHTS

   Unless otherwise provided by the Plan Administrator in the instrument that evidences the Stock Appreciation Right, the provisions of Section 7.6 relating to the termination of a Holder's employment or services shall apply equally, to the extent applicable, to the Holder of a Stock Appreciation Right. Stock Appreciation Rights held by Participants who are subject to Section 16 of the Exchange Act may be exercised solely in accordance with the requirements for compliance with Rule 16b-3 under the Exchange Act.

SECTION 10.
STOCK AWARDS

10.1  GRANT OF STOCK AWARDS

   The Plan Administrator is authorized to make Awards of Common Stock to Participants on such terms and conditions and subject to such restrictions, if any (whether based on performance standards, periods of service or otherwise), as the Plan Administrator shall determine, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award. The terms, conditions and restrictions that the Plan Administrator shall have the power to determine shall include, without limitation, the manner in which shares subject to Stock Awards are held during the periods they are subject to restrictions and the circumstances under which forfeiture of Restricted Stock shall occur by reason of termination of the Holder's services.

10.2  ISSUANCE OF SHARES

   Upon the satisfaction of any terms, conditions and restrictions prescribed in respect to a Stock Award, or upon the Holder's release from any terms, conditions and restrictions of a Stock Award, as determined by the Plan Administrator, the Company shall deliver, as soon as practicable, to the Holder or, in the case of the Holder's death, to the personal representative of the Holder's estate or as the appropriate court directs, a stock certificate for the appropriate number of shares of Common Stock.

10.3  WAIVER OF RESTRICTIONS

   Notwithstanding any other provisions of the Plan, the Plan Administrator may, in its sole discretion, waive the forfeiture period and any other terms, conditions or restrictions on any Restricted Stock under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.


SECTION 11.
OTHER STOCK-BASED AWARDS

   The Plan Administrator may grant other Awards under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 10) are or may in the future be acquired, or Awards denominated in stock units, including ones valued using measures other than market value. Such Other Stock-Based Awards may be granted alone or in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the Plan's purpose.

SECTION 12.
DIVIDEND EQUIVALENT RIGHTS

   Any Awards under the Plan may, in the Plan Administrator's discretion, earn Dividend Equivalent Rights. In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Plan Administrator shall establish such rules and procedures governing the crediting of Dividend Equivalent Plights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.

                                   EXHIBIT A


SECTION 13.
LOANS, LOAN GUARANTEES AND INSTALLMENT PAYMENTS

   To assist a Holder (including a Holder who is an officer or director of the Company) in acquiring shares of Common Stock pursuant to an Award granted under the Plan, the Plan Administrator may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Award, (i) the extension of a loan to the Holder by the Company, (ii) the payment by the Holder of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the grantee from a third party. The terms of any loans, installment payments or guarantees, including the interest rate and terms of repayment, will be subject to the Plan Administrator's discretion. Loans, installment payments and guarantees may be granted with or without security. The maximum credit available is the purchase price, if any, of the Common Stock acquired plus the maximum federal and state income and employment tax liability that may be incurred in connection with the acquisition.

SECTION 14.
ASSIGNABILITY

   No Option, Stock Appreciation Right, Other Stock-Based Award or Dividend Equivalent Right granted under the Plan may be assigned or transferred by the Holder other than by will or by the laws of descent and distribution, and during the Holder's lifetime, such Awards may be exercised only by the Holder. Notwithstanding the foregoing, and to the extent permitted by Rule 16b-3 under the Exchange Act and Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit such assignment, transfer and exercisability and may permit a Holder of such Awards to designate a beneficiary who may exercise the Award or receive compensation under the Award after the Holder's death.

SECTION 15.
ADJUSTMENTS

15.1  ADJUSTMENT OF SHARES

   In the event that at any time or from time to time a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company's corporate or capital structure results in (i) the outstanding shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of securities of the Company or of any other corporation or (ii) new, different or additional securities of the Company or of any other corporation being received by the holders of shares of Common Stock of the Company, then the Plan Administrator, in its sole discretion, shall make such equitable adjustments as it shall deem appropriate in the circumstances in (a) the maximum number of and class of securities subject to the Plan as set forth in Section 4. 1, (b) the maximum number and class of securities that may be made subject to Awards to any individual Participant as set forth in Section 4.2, and (e) the number and class of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

15.2  CORPORATE TRANSACTION

   Except as otherwise provided in the instrument that evidences the Award, in the event of any Corporate Transaction, each Option, Stock Appreciation Right or Stock Award that is at the time outstanding shall automatically accelerate so that each such Award shall, immediately prior to the specified effective date for the Corporate Transaction, become 100% vested, except that such acceleration will not occur if in the opinion of the Company's accountants it would render unavailable "pooling of interest" accounting for a Corporate Transaction that would otherwise qualify for such accounting treatment. All such Awards shall terminate and cease to remain outstanding immediately following the consummation of the Corporate Transaction, except to the extent assumed by the successor corporation or its parent corporation. Any such Awards that are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time shall be accelerated in the event the Holder's employment or services should subsequently terminate within two years following such Corporate Transaction, unless such employment or services are terminated by the Company for Cause or by the Holder voluntarily without Good Reason. Notwithstanding the foregoing, no Incentive Stock

                                   EXHIBIT A


Option shall become exercisable pursuant to this Section 15.2 without the Holder's consent, if the result would be to cause such Option not to be treated as an Incentive Stock Option (whether by reason of the annual limitation described in Section 8.1 or otherwise).

15.3  FURTHER ADJUSTMENT OF AWARDS

   Without limiting the preceding Section 15.2, and subject to the limitations set forth in Section 11, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such actions before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.

15.4  LIMITATIONS

   The grant of Awards will in no way affect the Company's right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 16.
WITHHOLDING OF TAXES

   The Company may require the Holder to pay to the Company the amount of any withholding taxes that the Company is required to withhold with respect to the grant, exercise, payment or settlement of any Award. In such instances, the Plan Administrator may, in its discretion and subject to the Plan and applicable law, permit the Holder to satisfy withholding obligations, in whole or in part, by paying cash, by electing to have the Company withhold shares of Common Stock or by transferring shares of Common Stock to the Company, in such amounts as are equivalent to the Fair Market Value of the withholding obligation.

SECTION 17.
AMENDMENT AND TERMINATION OF PLAN

17.1  AMENDMENT OF PLAN

   The Plan may be amended by the stockholders of the Company. The Board may also amend the Plan in such respects as it shall deem advisable; however, to the extent required for compliance with Rule 16b-3 under the Exchange Act, Section 422 of the Code or any applicable law or regulation, stockholder approval will be required for any amendment that will (i) increase the total number of shares as to which Options may be granted or which may be used in payment of Stock Appreciation Rights, Performance Awards, Other Stock-Based Awards or Dividend Equivalent Rights under the Plan or that may be issued as Restricted Stock, (ii) materially modify the class of persons eligible to receive Awards, (iii) materially increase the benefits accruing to Participants under the Plan, or
(iv) otherwise require stockholder approval under any applicable law or regulation.

17.2  TERMINATION OF PLAN

   The stockholders or the Board may suspend or terminate the Plan at any time. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the Plan s effective date.

17.3  CONSENT OF HOLDER

   The amendment or termination of the Plan shall not, without the consent of the Holder of any Award under the Plan, alter or impair any rights or obligations under any Award theretofore granted under the Plan.

SECTION 18.
GENERAL

18.1  NOTIFICATION

   The Plan Administrator shall promptly notify a Participant of an Award, and a written grant shall promptly be executed and delivered by or on behalf of the Company.

                                   EXHIBIT A

18.2  CONTINUED EMPLOYMENT OR SERVICES; RIGHTS IN AWARDS

   Neither the Plan, participation in the Plan as a Participant nor any action of the Plan Administrator taken under the Plan shall be construed as giving any Participant or employee of the Company any right to be retained in the employ of the Company or limit the Company's right to terminate the employment or services of the Participant.

18.3  REGISTRATION; CERTIFICATES FOR SHARES

   The Company shall be under no obligation to any Participant to register for offering or resale under the Securities Act of 1933, as amended, or register or qualify under state securities laws, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan. The Company may issue certificates for shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal and state securities laws.

18.4  NO RIGHTS AS A STOCKHOLDER

   No Option, Stock Appreciation Right or Other Stock-Based Award shall entitle the Holder to any dividend (except to the extent provided in an Award of Dividend Equivalent Rights), voting or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Awards, free of all applicable restrictions.

18.5  COMPLIANCE WITH LAWS AND REGULATIONS

   It is the Company's intention that, so long as any of the Company's equity securities are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, the Plan shall comply in all respects with Rule 16b-3 under the Exchange Act and, if any Plan provision is later found not to be in compliance with such Rule, the provision shall be deemed null and void, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in the Plan to the contrary, the Board, in its sole discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants. Additionally, in interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an "Incentive stock option" within the meaning of Section 422 of the Code.

18.6  NO TRUST OR FUND

   The Plan is intended to constitute an "unfunded" plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.7  GOVERNING LAW

   The Plan and all interpretations of its provisions shall be governed by the laws of the state of Washington and applicable federal laws.

18.8  SEVERABILITY

   If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator's determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

SECTION 19.
EFFECTIVE DATE

   The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's stockholders at any time within 12 months of such adoption or, if earlier, and to the extent required for compliance with Rule 16b-3 under the Exchange Act, at the next annual meeting of the Company's stockholders after adoption of the Plan by the Board.

   Adopted by the Board on ______________, 1995 and approved by the Company's stockholders on _____________, 1995.

PROXY

                         FLOW INTERNATIONAL CORPORATION

                      SOLICITED BY THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 30, 1995

     The undersigned hereby appoints Ronald W. Tarrant, Thomas A. Cross and
John S. Leness, and each or any of them, with power of substitution, proxies for the undersigned and authorizes them to represent and vote, as designated, all of the shares of stock of the Company which the undersigned may be entitled to vote at the Annual Meeting of the Stockholders to be held at the Washington Athletic Club, 1325 Sixth Avenue, Seattle, Washington 98111, on August 30, 1995, and at any adjournment of such meeting, for the following purposes and with discretionary authority as to any other matters that may properly come before the meeting, all in accordance with and as described in the Notice and accompanying Proxy Statement.

     If this Proxy is executed by you without indicating a choice regarding the nominees for director or without indicating a choice regarding Proposal 2, it will be deemed to grant authority to vote FOR the nominees for director and FOR Proposal 2.

              IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE
- --------------------------------------------------------------------------------
                              Fold and Detach Here

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR.


   1. ELECTION OF FOUR DIRECTORS:

  FOR the nominees                 WITHHOLD
listed to the right                AUTHORITY
 (except as marked              to vote for the
 to the contrary).             nominees listed.

        / /                          / /


NOMINEES for Three-Year Terms: Ron D. Barbaro, Arlen I. Prentice,
Dr. J. Michael Ribaudo

NOMINEE for One-Year Term: John S. Cargill

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- --------------------------------------------------------------------------------

2. APPROVAL OF 1995 LONG-TERM INCENTIVE COMPENSATION PLAN


                                WITHHOLD
   FOR          AGAINST         AUTHORITY

   / /            / /              / /


THIS PROXY IS SOLICITED BY MANAGEMENT. A majority of said proxies, including any substitutes, or if only one of them be present then that one, may exercise all powers granted hereunder at said meeting or any adjournment thereof. This proxy revokes any proxy to vote such shares at such meeting or any adjournment thereof heretofore given by the undersigned to anyone other than those named above.

Signature must be that of him/herself. If shares are held jointly, each shareholder named should sign. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If the signer is a partnership, please sign partnership name by authorized person. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should so indicate when signing.


Dated:                                , 1995
      --------------------------------
         IMPORTANT - PLEASE INSERT


- --------------------------------------------
                 Signature

- --------------------------------------------
                 Signature


- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE